Exhibit 99.1

Intercontinental Exchange Reports Fourth Quarter 2017 GAAP Diluted EPS of $2.08 on Revenues of $1.1 Billion; Fourth Quarter 2017 Adjusted Diluted EPS of $0.73

•	Record full year 2017 revenues less transaction-based expenses of $4.6 billion, +3% y/y

•	Full year 2017 GAAP diluted EPS of $4.23, +78% y/y; Adj. diluted EPS of $2.95, +6% y/y

•	Announces first quarter 2018 dividend of $0.24/share; an increase of 20% y/y

•	Repurchased $103 million in shares during January

ATLANTA & NEW YORK, February 7, 2018 - Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses and provider of global data and listing services, today reported financial results for the fourth quarter and full year of 2017. For the quarter ended December 31, 2017, consolidated net income attributable to ICE was $1.2 billion on $1.1 billion of consolidated revenues less transaction-based expenses. This included $764 million of a deferred tax benefit related to U.S. tax reform. Fourth quarter GAAP diluted earnings per share (EPS) were $2.08. On an adjusted basis, consolidated net income attributable to ICE was $433 million in the fourth quarter, and diluted EPS were $0.73.

For the full year of 2017 consolidated net income attributable to ICE was $2.5 billion on $4.6 billion of consolidated revenues less transaction-based expenses. Full year 2017 GAAP diluted EPS were $4.23. On an adjusted basis, consolidated net income attributable to ICE was $1.8 billion for the full year of 2017, and diluted EPS were $2.95. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted operating expenses, adjusted net income and adjusted diluted EPS.

"We are pleased to deliver our twelfth consecutive year of record revenue," said ICE Chairman and CEO Jeffrey C. Sprecher. "We achieved this by executing on our strategy to deliver best-in-class trading, clearing, listings and information services while continuing to expand our range of content and distribution solutions to meet the evolving needs of the market. As we look to 2018 and beyond, we are focused on innovation and growth to serve our customers and build shareholder value.”

Scott A. Hill, ICE CFO, added: “In addition to investing in growth, we returned more capital to shareholders in 2017 than any year in our history enabled by another year of record revenue, disciplined expense management and strong cash flow. We remain committed to creating long-term value for our shareholders through operational execution and strategic investments to build on our track record of growth."

Fourth Quarter 2017 GAAP Results

Fourth quarter 2017 consolidated revenues, less transaction-based expenses, were $1.1 billion. Trading and clearing segment revenues, less transaction-based expenses, were $517 million in the fourth quarter 2017. Data and listings segment revenues were $627 million in the fourth quarter of 2017, including data services revenues of $525 million and listings revenues of $102 million. Fourth quarter data services revenues were reduced by $4 million due to the sale of Trayport on December 14, 2017.

Consolidated operating expenses were $552 million for the fourth quarter of 2017. On an adjusted basis, consolidated operating expenses were $479 million. Consolidated operating income for the fourth quarter was $592 million and operating margin was 52%. The effective tax rate for the fourth quarter was (84)% driven by a $764 million deferred tax benefit related to U.S. tax reform.

Full Year 2017 GAAP Results

Full year 2017 consolidated revenues, less transaction-based expenses, were $4.6 billion. Trading and clearing segment revenues, less transaction-based expenses, were $2.1 billion, in 2017. Data and listings segment revenues were $2.5 billion in 2017, including data services revenues of $2.1 billion and listings revenues of $417 million.

Consolidated operating expenses were $2.3 billion for 2017. On an adjusted basis, consolidated operating expenses were $1.9 billion. Consolidated operating income for 2017 was $2.4 billion and operating margin was 51%. The effective tax rate for 2017 was (1)% driven by a $764 million deferred tax benefit related to U.S. tax reform.

Consolidated cash flows from operations were $2.1 billion for the full year of 2017. Operational capital expenditures in 2017 were $179 million and capitalized software development costs totaled $137 million.

Unrestricted cash was $535 million and outstanding debt was $6.1 billion as of December 31, 2017.

Financial Guidance

Based on ICE's outlook for continued solid top-line growth and ongoing integration and expense synergies, ICE provided the following guidance for 2018.

	GAAP	Non-GAAP
2018 Operating Expenses	$2.26 - $2.31 billion	$2.00 - $2.05 billion(1)
1Q18 Operating Expenses	$565 - $575 million	$495 - $505 million(1)
1Q18 Interest Expense	$52 million
2018 Expense Synergies	$30 million
2018 Capital Expenditures	$300 - $330 million for operational, non- operational capital expenditures and capitalized development
2018 Effective Tax Rate	22% - 25%
1Q18 Weighted Average Shares Outstanding	582 - 592 million shares reflected for January 2018 share repurchases

(1) 2018 and 1Q18 Non-GAAP operating expenses exclude amortization of acquisition-related intangibles.

Earnings Conference Call Information

ICE will hold a conference call today, February 7, at 8:30 a.m. ET to review its fourth quarter and full year 2017 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 9294662 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2018 earnings has been scheduled for May 3, 2018 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Year Ended December 31		Three Months Ended December 31,
Revenues:	2017	2016	2017	2016
Transaction and clearing, net	$3,131	$3,384	$758	$818
Data services	2,084	1,978	525	515
Listings	417	419	102	105
Other revenues	202	177	54	46
Total revenues	5,834	5,958	1,439	1,484
Transaction-based expenses:
Section 31 fees	372	389	97	99
Cash liquidity payments, routing and clearing	833	1,070	198	247
Total revenues, less transaction-based expenses	4,629	4,499	1,144	1,138
Operating expenses:
Compensation and benefits	937	945	227	237
Professional services	121	137	27	36
Acquisition-related transaction and integration costs	36	80	9	19
Technology and communication	397	374	103	97
Rent and occupancy	69	70	17	18
Selling, general and administrative	155	116	38	33
Depreciation and amortization	535	610	131	140
Total operating expenses	2,250	2,332	552	580
Operating income	2,379	2,167	592	558
Other income (expense):
Interest expense	(187)	(178)	(50)	(44)
Other income, net	325	40	127	16
Other income (expense), net	138	(138)	77	(28)
Income before income tax expense (benefit)	2,517	2,029	669	530
Income tax expense (benefit)	(25)	580	(562)	171
Net income	2,542	1,449	1,231	359
Net income attributable to non-controlling interest	(28)	(27)	(6)	(7)
Net income attributable to Intercontinental Exchange, Inc.	$2,514	$1,422	$1,225	$352

Earnings per share attributable to Intercontinental Exchange, Inc. common shareholders:
Basic	$4.27	$2.39	$2.10	$0.59
Diluted	$4.23	$2.37	$2.08	$0.59
Weighted average common shares outstanding:
Basic	589	595	584	595
Diluted	594	599	589	600
Dividend per share	$0.80	$0.68	$0.20	$0.17

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$535	$407
Short-term restricted cash and cash equivalents	769	679
Short-term investments	16	23
Customer accounts receivable, net	903	777
Margin deposits, guaranty funds and delivery contracts receivable	51,222	55,150
Prepaid expenses and other current assets	117	97
Total current assets	53,562	57,133
Property and equipment, net	1,246	1,129
Other non-current assets:
Goodwill	12,216	12,291
Other intangible assets, net	10,269	10,420
Long-term restricted cash and cash equivalents	264	264
Long-term investments	—	432
Other non-current assets	707	334
Total other non-current assets	23,456	23,741
Total assets	$78,264	$82,003

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$462	$388
Section 31 fees payable	128	131
Accrued salaries and benefits	227	230
Deferred revenue	121	114
Short-term debt	1,833	2,493
Margin deposits, guaranty funds and delivery contracts payable	51,222	55,150
Other current liabilities	178	111
Total current liabilities	54,171	58,617
Non-current liabilities:
Non-current deferred tax liability, net	2,283	2,958
Long-term debt	4,267	3,871
Accrued employee benefits	243	430
Other non-current liabilities	348	337
Total non-current liabilities	7,141	7,596
Total liabilities	61,312	66,213
Redeemable non-controlling interest	—	36
Equity:
Intercontinental Exchange, Inc. shareholders’ equity:
Common stock	6	6
Treasury stock, at cost	(1,076)	(40)
Additional paid-in capital	11,392	11,306
Retained earnings	6,825	4,789
Accumulated other comprehensive loss	(223)	(344)
Total Intercontinental Exchange, Inc. shareholders’ equity	16,924	15,717
Non-controlling interest in consolidated subsidiaries	28	37
Total equity	16,952	15,754
Total liabilities and equity	$78,264	$82,003

Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted net income attributable to ICE common shareholders and adjusted diluted earnings per share for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

	Year Ended December 31, 2017	Year Ended December 31, 2016	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
Operating Expenses	2,250	2,332	552	580
Less: Interactive Data and NYSE transaction and integration costs and acquisition related success fees	31	46	8	15
Less: Impairment on divestiture of NYSE Governance Services	6	—	—	—
Less: Accruals relating to ongoing investigations and inquiries	14	—	—	—
Less: Employee severance costs related to Creditex U.K. brokerage operations	—	4	—	—
Less: Creditex customer relationship intangible asset impairment	—	33	—	—
Less: Amortization of acquisition-related intangibles	261	302	65	72
Adjusted operating expenses	$1,938	$1,947	$479	$493

	Year Ended December 31, 2017	Year Ended December 31, 2016	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
Net income attributable to ICE	$2,514	$1,422	$1,225	$352
Add: Interactive Data and NYSE transaction and integration costs	31	46	8	15
Add: Impairment on divestiture of NYSE Governance Services	6	—	—	—
Add: Accruals relating to ongoing investigations and inquiries	14	—	—	—
Add: Employee severance costs related to Creditex U.K. brokerage operations	—	4	—	—
Add: Creditex customer relationship intangible asset impairment	—	33	—	—
Add: Amortization of acquisition-related intangibles	261	302	65	72
Less: Gain on divestiture of Trayport, net	(110)	—	(110)	—
Less: Cetip investment gain, net	(167)	—	—	—
Less: Income tax effect for the items above	(43)	(143)	11	(32)
Less: Tax adjustments on U.S. tax reform	(764)	—	(764)	—
Less: Deferred tax adjustments on acquisition-related intangibles	10	(22)	(2)	(2)
Add: Other tax adjustments	—	23	—	23
Adjusted net income attributable to ICE	$1,752	$1,665	$433	$428

Diluted earnings per share attributable to ICE	$4.23	$2.37	$2.08	$0.59

Adjusted diluted earnings per share attributable to ICE	$2.95	$2.78	$0.73	$0.71

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 and Fortune Future 50 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company raises more capital than any other exchange in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key information Documents (KIDS)”.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 7, 2018. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Kelly Loeffler

+1 770 857 4726

kelly.loeffler@theice.com

media@theice.com